    As filed with the Securities and Exchange Commission on August 26, 1997



                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                     PACIFIC INTERNATIONAL ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)

               NEVADA                                  88-0243669
  (State or other jurisdiction of        (I.R.S. Employer Identification No.)
   incorporation or organization)

                     4431 CORPORATE CENTER DRIVE, SUITE 131
                         LOS ALAMITOS, CALIFORNIA 90720
                (Address of Principal Executive Office)(Zip Code)

                       STOCK ISSUE PURSUANT TO CONSULTING
                            AND EMPLOYMENT AGREEMENTS
                            (full title of the plan)

                                  BINKS GRAVAL
                     4431 CORPORATE CENTER DRIVE, SUITE 131
                         LOS ALAMITOS, CALIFORNIA 90720
                     (Name and address of agent for service)

                                 (714) 816-0200
          (Telephone number, including area code, of agent for service)

                                       CALCULATION OF REGISTRATION FEE
================================================================================================================
                                        Proposed                  Proposed
Title of           Amount               maximum                   maximum                          Amount of
securities to      to be                offering price            aggregate                       registration
be registered      registered           per share (1)             offering price (1)                   fee
----------------------------------------------------------------------------------------------------------------
Common Stock         908,834            $0.23                     $209,032                          $63.34
================================================================================================================

---------------

(1) Pursuant to Rule 457(c), calculated as the average of the bid and ask price of the Common Stock as reported on August 22, 1997, a date within five days of this filing.


Exhibit index is located at sequentially paginated page number 7.

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

              The documents containing the information specified in Part I (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

              The following documents of Pacific International Enterprises, Inc., a Nevada corporation (the "Company"), previously filed with the Commission are incorporated herein by reference:

              1. Annual Report on Form 10-KSB for the Company's fiscal year ended December 31, 1996 as amended on Form 10-KSB/A filed July 28, 1997;

              2. Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997; and

              3. Quarterly Report on Form 10-QSB for the quarter ended June 30, 1997.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents.


ITEM 4.       DESCRIPTION OF SECURITIES

              The Common Stock of the Company (the "Common Stock") is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.


ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL

              None.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

              As allowed by Nevada Revised Statutes, the Articles of Incorporation and Bylaws of the Company provide that the liability of the directors of the Company for monetary damages shall be eliminated to the fullest extent permissible under Nevada law. This is intended to eliminate the personal liability of a director for monetary damages in an action brought by or in the right of the Company for breach of a director's duties to the Company or its shareholders except for liability for acts or omissions that involve intentional misconduct or knowing and culpable violation of law, for acts or omissions that a director believes to be contrary the best interests of the Company or its shareholders or that involve the absence of good faith on the part of the director, for any transaction from which a director derived an improper personal benefit, for acts or omissions that show a reckless disregard for the director's duty to the Company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Company or its shareholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its shareholders, with respect to certain contracts in which a director has a material financial interest and for approval of certain improper distributions to shareholders or certain loans or guarantees. This provision does not limit or eliminate the rights of the Company or any shareholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

              Not applicable.


ITEM 8.       EXHIBITS.

              See Exhibit Index appearing at sequentially numbered page 6.


ITEM 9.       UNDERTAKINGS.

              The undersigned registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against pubic policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Alamitos, State of California, on August 25, 1997.


                                       PACIFIC INTERNATIONAL ENTERPRISES, INC.


                                       By:      /s/ Binks Graval
                                           -------------------------------------
                                                Binks Graval, President
                                                (principal executive officer)

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


Signatures                                   Title                                  Date
----------                                   -----                                  ----
/s/ Binks Graval                    Chief Executive Officer                   August 25, 1997
-----------------------------       and Chairman of the Board
Binks Graval


/s/ Richard W. Perkins              Vice President and Vice                  August 25, 1997
-----------------------------       Chairman of the Board
Richard W. Perkins


/s/ Anthony D. Broughton            Chief Financial Officer,                 August 25, 1997
-----------------------------       Chief Operations Officer
Anthony D. Broughton                and Director

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                     DESCRIPTION
-------                    -----------
 4.1                       Consulting Agreement between Pacific
                           International Enterprises, Inc. and
                           International Corporate Development, Inc.

 4.2                       Employment Agreement between
                           Pacific International Enterprises, Inc.
                           and Binks Graval, as amended. *

 4.3                       Employment Agreement between
                           Pacific International Enterprises, Inc.
                           and Richard Perkins,as amended. *

 4.4                       Employment Agreement between
                           Pacific International Enterprises, Inc.
                           and Anthony Broughton, as amended. *

 5.1                       Opinion of Jeffers, Wilson, Shaff & Falk, LLP.

23.1                       Consent of Jeffers, Wilson, Shaff & Falk, LLP
                           (included in Exhibit 5.1).

23.2                       Consent of Independent Accountants.

-----------------

* Previously filed with the Company's Form 10-QSB for the three months ended June 30, 1997.




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